SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-FIELDCREST CANNON

          GABELLI FUNDS, INC.
               THE GABELLI ASSET FUND
                                10/31/97           10,000-           33.5739
                                10/30/97            6,000-           33.4489
          GAMCO INVESTORS, INC.
                                10/31/97            7,000-           33.5179
                                10/31/97            6,000-           33.6771
                                10/31/97           15,000-           33.6033
                                10/31/97           13,900-           33.7500
                                10/30/97            2,000-           33.7500
                                10/30/97           51,800-           33.7166
























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.



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